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                                                                       EXHIBIT 1

                                    FORM OF
                           IRREVOCABLE PROXY AND POWER


         __________________ (the "Owner"), the registered and beneficial owner of ________ shares (such ______ shares and any other shares issued with respect thereto, the "Shares") of common stock par value $0.01 per share (the "Common Stock") of NRG Generating (U.S.) Inc. ("NRGG"), hereby makes, constitutes and appoints NRG Energy, Inc. ("NRG") as proxy, with full power to appoint a nominee or nominees (NRG and any such nominees, the "Proxyholder"), to act in its sole discretion hereunder from time to time to vote the Shares at all meetings of NRGG and at any adjournments thereof or take any action by written consent or by resolution in writing pursuant to Section 228 of the Delaware General Corporation Law with the same force and effect as the Owner might or could do.

         This Irrevocable Proxy and Power is coupled with an interest, is given for valuable consideration, is irrevocable by the Owner and shall remain irrevocable until the earlier of December 31, 1999 or the conclusion of the 1999 Annual Meeting of NRGG. The certificates representing the Shares shall have a copy of this Proxy attached thereto and shall have endorsed in writing, stamped or printed, upon the back thereof or affixed on the certificate, the following legend (or a legend of similar effect) (and, prior to sale, assignment or any other transfer of the Shares, the Owner shall provide NRG with evidence reasonably acceptable to NRG that such certificate(s) representing the Shares have been so legended and this Proxy is attached thereto):

            "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AN IRREVOCABLE PROXY AND POWER DATED AS OF AUGUST ___, 1998 IN FAVOR OF NRG ENERGY, INC. (THE "PROXYHOLDER"). A COPY OF THAT PROXY IS ATTACHED HEREWITH AND IS REPRODUCED AS AN EXHIBIT TO THE SCHEDULE 13D FILED BY THE PROXYHOLDER WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST __, 1998."

         The Owner shall forward to the Proxyholder copies of all notices, proxies and communications received with respect to the Shares, and take all reasonable actions necessary to implement this Irrevocable Proxy and Power. The Owner shall take all required actions to ensure that any purchaser, assignee or transferee is given full notice that such Shares are subject to this Irrevocable Proxy and subject to the right of NRG to vote such Shares at all meetings of NRGG until the earlier of December 31, 1999 or the conclusion of the 1999 Annual Meeting of NRGG.




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         IN WITNESS WHEREOF, the Owner has executed this Irrevocable Proxy and
Power as a deed this ___day of August, 1998.

                                            ----------------------------------

                                            By:


                                            By:
                                               -------------------------------
                                            Name:
                                            Title:



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